Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this September 25, 2026, by and between Banzai International, Inc., a Delaware corporation (the “Company”), and Joe Davy, an individual (the “Subscriber”).

WHEREAS, Subscriber desires to subscribe for and purchase from the Company 115,965 shares of the Company’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), at a purchase price of $0.70 per share (the “Per Share Purchase Price”), for an aggregate purchase price of $81,176.00 (the “Purchase Price”), and the Company desires to issue and sell such shares to Subscriber on the terms and subject to the conditions set forth in this Subscription Agreement (such shares, the “Acquired Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”).

2. Purchase Price. For purposes of this Subscription Agreement, the “Per Share Purchase Price” shall be equal to $0.70.

3. Closing.

a. The closing of the Subscription contemplated hereby (the “Closing”) shall take place on such date as the Company and Subscriber may mutually agree in writing (such date, the “Closing Date”).

b. At the Closing:

(i) Subscriber shall deliver to the Company the Purchase Price by wire transfer of U.S. dollars in immediately available funds to an account designated by the Company in writing; and

(ii) The Company shall deliver to Subscriber the Acquired Shares in book entry form, free and clear of any liens (other than those arising under state or federal securities laws), against receipt of the Purchase Price. Each book entry for the Acquired Shares shall contain a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A CONTRACTUAL LOCK-UP AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED BEFORE THE DATE THAT IS SIX (6) MONTHS FROM THE CLOSING DATE, EXCEPT WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”

4. Company Representations and Warranties. The Company represents and warrants that:

a. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. The Acquired Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Second Amended and Restated Certificate of Incorporation, as amended and then in effect (the “COI”), and bylaws or under the laws of the State of Delaware. The Acquired Shares will have the rights, preferences, privileges, and restrictions applicable to the Class B Common Stock under the Company’s COI.

c. This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d. Assuming the accuracy of Subscriber’s representations and warranties in Section 5, the execution and delivery by the Company of this Subscription Agreement, and the performance by the Company of its obligations under this Subscription Agreement, including the issuance and sale of the Acquired Shares and the consummation of the other transactions contemplated herein, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, in the case of each of the foregoing clauses (i)-(iii) that would have a Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

e. The Company’s Class A Common Stock, par value $0.0001 per share, (“Class A Stock”) is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is listed for trading on The Nasdaq Stock Market LLC (“Nasdaq”). There is no suit, action, proceeding, or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the U.S. Securities and Exchange Commission (the “Commission”) with respect to any intention by such entity to deregister the Class A Common Stock or prohibit or terminate the listing of the Class A Common Stock on Nasdaq. The Company has taken no action that is designed to terminate the registration of the Class A Common Stock under the Exchange Act.

5. Subscriber Representations and Warranties. Subscriber represents and warrants that:

a. This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

b. The execution and delivery by Subscriber of this Subscription Agreement, and the performance by Subscriber of his obligations under this Subscription Agreement, including the purchase of the Acquired Shares and the consummation of the other transactions contemplated herein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject, which would materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement, or (ii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of Subscriber’s properties that would materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

c. Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)), satisfying the applicable requirements set forth on Schedule A, and is acquiring the Acquired Shares only for his own account and not for the account of others, and is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws of the United States or any other jurisdiction. Subscriber has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete.

d. Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction. Subscriber acknowledges that he is acquiring his entire beneficial ownership interest in the Acquired Shares for his own account and not with a view to any distribution of the Acquired Shares in any manner that would violate the securities laws of the United States or any other jurisdiction. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 promulgated under the Securities Act, provided that all of the applicable conditions thereof have been met, or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any book entry records representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not immediately be eligible for resale pursuant to Rule 144 promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that he has been advised to consult legal counsel prior to making any offer, resale, pledge, or transfer of any of the Acquired Shares.

e. Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants, or agreements made to Subscriber by the Company or any of its affiliates, or any of their respective subsidiaries, control persons, officers, directors, employees, partners, agents or representatives or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company included in this Subscription Agreement.

f. In making his decision to subscribe for and purchase the Acquired Shares, Subscriber represents that he has relied solely upon his own independent investigation and his knowledge of the Company, and its business gained through his role as Chief Executive Officer of the Company. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by any person other than the Company concerning the Company or the Acquired Shares or the offer and sale of the Acquired Shares in making his decision to purchase the Acquired Shares. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Company. Subscriber represents and agrees that Subscriber has had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber has deemed necessary to make an investment decision with respect to the Acquired Shares.

g. The Acquired Shares were offered to Subscriber solely by means of direct contact between Subscriber and the Company, and not through any form of general solicitation or general advertising. The Acquired Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

h. Subscriber acknowledges that he is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision; additionally, Subscriber has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

i. Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

j. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of an investment in the Acquired Shares.

k. Neither the due diligence investigation conducted by Subscriber in connection with making his decision to acquire the Acquired Shares nor any representations and warranties made by Subscriber herein shall modify, amend, or affect Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

l. Subscriber is not a person identified on, or owned or controlled by a person identified on, the list of Specially Designated Nationals and Blocked Persons maintained by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or otherwise subject to any U.S. sanctions administered by OFAC. The funds used by Subscriber to purchase the Acquired Shares were lawfully derived.

m. Subscriber has sufficient funds to pay the Purchase Price pursuant to Section 3(b)(i).

n. Subscriber represents and warrants and hereby agrees that (i) Acquired Shares shall be subject to a contractual lock- up and shall not be sold, transferred, pledged or otherwise disposed of for a period commencing on the Closing Date and ending six months thereafter, unless adjusted as hereinafter provided (the “Restricted Period”), without the prior written consent of the Company and (ii) all offers and sales of any of the Acquired Shares prior to the expiration of the Restricted Period shall only be made pursuant to registration of Acquired Shares under the Securities Act of 1933, as amended or pursuant to an exemption from registration, and all offers and sales after the Restricted Period shall be made only pursuant to such a registration or to such exemption from registration.

o. Subscriber acknowledges that only the Company’s Class A Stock is registered pursuant to Section 12(b) of the Exchange Act and that except for limited circumstances as set forth in the COI, the Acquired Shares shall not be converted into Class A Stock; therefore, Subscriber understands that it shall not receive any of the benefits as the holders of Class A Stock, except as set forth in the COI.

p. The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that they may be relied upon by the Company and its legal counsel in determining such Subscriber’s eligibility to purchase the Acquired Shares for which it is subscribing under applicable securities legislation. Subscriber further agrees that by accepting delivery of the certificates or statement representing the Acquired Shares on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber at the Closing Date and that they will survive the purchase by the Subscriber of the Acquired Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Acquired Shares.

6. Miscellaneous.

a. Each party hereto is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby to the extent required by law or by regulatory bodies.

b. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Acquired Shares, if any) may be transferred or assigned.

c. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

d. The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with applicable law; provided, that the Company agrees to keep any such information provided by Subscriber confidential.

e. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations, and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

f. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

g. Any term or provision of this Subscription Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Subscription Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Subscription Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Subscription Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business, and other purposes of such invalid or unenforceable term or provision.

h. This Subscription Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Subscription Agreement (in counterparts or otherwise) by all parties hereto by electronic transmission in .PDF format shall be sufficient to bind the parties to the terms and conditions of this Subscription Agreement.

i. Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

j. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) five Business Days after the date of mailing to the address set forth on the signature page or to such other address or addresses as such person may hereafter designate by notice given hereunder:

k. This Subscription Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties arising out of or relating to this Subscription Agreement or any of the transactions contemplated herein, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 6(k); (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party; and (e) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 6(j) of this Subscription Agreement.

l. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS SUBSCRIPTION AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(l).

m. This Subscription Agreement may not be amended, modified, supplemented, or waived except by an instrument in writing, signed by each of the parties hereto.

n. The parties agree that irreparable damage would occur if any provision of this Subscription Agreement were not performed in accordance with the terms hereof or were otherwise breached, and accordingly, that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, or to enforce specifically the performance of the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 6(k), in addition to any other remedy to which any party is entitled at law, in equity, in contract, in tort or otherwise.

[Signature pages follow.]

IN WITNESS WHEREOF, the Company has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first written above.

BANZAI INTERNATIONAL, INC.

By:	/s/ Dean Ditto
Name:	Dean Ditto
Title:	Chief Financial Officer

Banzai International, Inc.

435 Ericksen Ave NE, Suite 250

Bainbridge Island, WA 98110

Attention: Dean Ditto

Email: [●]

IN WITNESS WHEREOF, Subscriber has executed this Subscription Agreement as of the date first written above.

Subscriber:

JOE DAVY

/s/ Joe Davy
Joe Davy

Number of Class B Common Shares subscribed for:	115,965
Per Share Purchase Price:	$0.70
Aggregate Purchase Price:	$81,176.00
Address for Notice:	[●]
Email for Notice:	[●]

Subscriber must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account designated by the Company in writing.

SCHEDULE A

INVESTOR SUITABILITY QUESTIONNAIRE

BANZAI INTERNATIONAL, INC.

This Questionnaire is being distributed to certain individuals and entities which may be offered the opportunity to purchase securities (the “Securities”) of BANZAI INTERNATIONAL, INC., a Delaware corporation (the “Company”). The purpose of this Questionnaire is to assure the Company that all such offers and purchases will meet the standards imposed by the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws.

All answers will be kept confidential. However, by signing this Questionnaire, the undersigned agrees that this information may be provided by the Company to its legal and financial advisors, and the Company and such advisors may rely on the information set forth in this Questionnaire for purposes of complying with all applicable securities laws and may present this Questionnaire to such parties as it reasonably deems appropriate if called upon to establish its compliance with such securities laws. The undersigned represents that the information contained herein is complete and accurate and will notify the Company of any material change in any of such information prior to the undersigned’s investment in the Company.

For Individual Investors

Accredited Investor Certification. The undersigned makes one of the following representations regarding its income, net worth, status as a “family client” of a “family office,” and/or certain professional certifications or designations and certain related matters and has checked the applicable representation:

☒	The undersigned’s income[i] during each of the last two years exceeded $200,000 or, if the undersigned is married or has a spousal equivalent[1], the joint income of the undersigned and the undersigned’s spouse or spousal equivalent, as applicable, during each of the last two years exceed $300,000, and the undersigned reasonably expects the undersigned’s income, from all sources during this year, will exceed $200,000 or, if the undersigned is married or has a spousal equivalent, the joint income of undersigned and the undersigned’s spouse or spousal equivalent, as applicable, from all sources during this year will exceed $300,000.

☒	The undersigned’s net worth,ii including the net worth of the undersigned’s spouse or spousal equivalent, as applicable, is in excess of $1,000,000 (excluding the value of the undersigned’s primary residence).

☐	The undersigned is a holder in good standing of one or more of the following certifications or designations administered by the Financial Industry Regulatory Authority, Inc. (FINRA): the Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65), or Licensed Private Securities Offerings Representative (Series 82).

☐	The undersigned is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), of a family office as defined in rule 202(a)(11)(G)-1 under the Advisers Act, (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment, and whose prospective investment is directed by such family office pursuant to clause (iii) of this sentence.

☐	The undersigned cannot make any of the representations set forth above.

1 For purposes of this Questionnaire, “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

In Witness Whereof, the undersigned hereby represents that all the information supplied herein is true, correct, and complete as of the date hereof. The undersigned understands that the answers to the questions submitted will be relied on by the Company in connection with the Subscription. The undersigned agrees to notify the Company immediately of any change in the foregoing answers.

Joseph Davy
Name of Investor

/s/
(Signature)

Joseph Davy
Name of Signing Party (Please Print)

Chief Executive Officer
Title of Signing Party (Please Print)

[●]
Address

[●]
Email

Setember 25, 2026
Date Signed

i For purposes of this Questionnaire, “income” means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts: (a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code.

ii For purposes of this Questionnaire, “net worth” means the excess of total assets, excluding your primary residence, at fair market value over total liabilities, including your mortgage or any other liability secured by your primary residence only if and to the extent that it exceeds the value of your primary residence. Net worth should include the value of any other shares of stock or options held by you and your spouse or spousal equivalent and any personal property owned by you or your spouse or spousal equivalent (e.g. furniture, jewelry, other valuables, etc.). For the purposes of calculating joint net worth: joint net worth can be the aggregate net worth of you and your spouse or spousal equivalent; assets need not be held jointly to be included in the calculation.